Exhibit g(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF February 27, 2002

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

FUND	PORTFOLIO	EFFECTIVE AS OF:
Fidelity Advisor Series I	Fidelity Advisor Small Cap Fund	July 1, 2001
	Fidelity Advisor Dividend Growth Fund	July 1, 2001
	Fidelity Advisor Dynamic Capital Appreciation Fund	July 1, 2001
	Fidelity Advisor Asset Allocation Fund	July 1, 2001
	Fidelity Advisor Equity Value Fund	July 1, 2001

Fidelity Advisor Series VII	Fidelity Advisor Biotechnology Fund	July 1, 2001
	Fidelity Advisor Developing Communications Fund	July 1, 2001
	Fidelity Advisor Electronics Fund	July 1, 2001

Fidelity Advisor Series VIII	Fidelity Advisor Diversified International Fund	July 1, 2001
	Fidelity Advisor Europe Capital Appreciation Fund	July 1, 2001
	Fidelity Advisor Global Equity Fund	July 1, 2001
	Fidelity Advisor Japan Fund	July 1, 2001
	Fidelity Advisor Latin America Fund	July 1, 2001

Fidelity Beacon Street Trust	Fidelity Advisor Tax Managed Stock Fund	August 7, 2001
	Fidelity Tax Managed Stock Fund	July 1, 2001

Fidelity Capital Trust	Fidelity Disciplined Equity Fund	July 1, 2001

Fidelity Commonwealth Trust	Fidelity Small Cap Retirement Fund	July 1, 2001

Fidelity Destiny Portfolios	Destiny I	July 1, 2001
	Destiny II	July 1, 2001

Fidelity Magellan Fund	Fidelity Magellan Fund	July 1, 2001

Fidelity Securities Fund	Fidelity Advisor Aggressive Growth Fund	July 1, 2001
Variable Insurance Products Fund	VIP Value Portfolio	July 1, 2001
Variable Insurance Products Fund III	VIP Dynamic Capital Appreciation Portfolio	July 1, 2001
Variable Insurance Products Fund IV	VIP Natural Resources Portfolio	July 1, 2001

*The addition of Fidelity Beacon Street Trust: Fidelity Advisor Tax Managed Stock Fund effective August 7, 2001.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies Listed on	\\\\\\\\\\\\\\\\\\\\\\\\\\	State Street Bank and Trust Company
this Appendix A to the Custodian Agreement,
on Behalf of Each of Their Respective Portfolios
By: /s/Maria Dwyer		By: /s/S. McQuillan
Name: Maria Dwyer		Name: Susanne McQuillan
Title: Deputy Treasurer		Title: Vice President